Exhibit i

CALAMOS FAMILY OF FUNDS

Deferred Compensation Plan

for Eligible Trustees

(adopted December 1, 1999; amended December 15, 2003, March 12, 2004, December 13, 2004,

March 30, 2006, December 14, 2006, March 29, 2007, May 16, 2007; March 7, 2008,

June 17, 2009; September 16, 2009; December 16, 2009, January 31, 2011, September 26, 2013,

and September 25, 2014)

Preamble

Calamos Investment Trust (“Investment Trust”), Calamos Advisors Trust, Calamos ETF Trust, Calamos Convertible Opportunities and Income Fund, Calamos Convertible and High Income Fund, Calamos Strategic Total Return Fund, Calamos Global Total Return Fund, Calamos Global Dynamic Income Fund and Calamos Dynamic Convertible and Income Fund (collectively the “Companies” and each a “Company”), each a registered investment company having its principal offices at 2020 Calamos Court, Naperville, Illinois 60563, hereby establish this Calamos Family of Funds Deferred Compensation Plan for Eligible Trustees (the “Plan”). The purpose of the Plan is to allow the Eligible trustees to defer receipt of all, or 50%, of the compensation they earn as trustees of the Companies in lieu of receiving current payments of such compensation, and to treat any deferred amount as though an equivalent dollar amount had been invested in shares of one or more series of Investment Trust. The Companies intend that the Plan shall be maintained at all times on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended. The Plan is intended not to be covered by the Employee Retirement Income Security Act of 1974, as amended.

Section 1 Definitions of Terms and Construction

1.1 Definitions. The following terms as used in this Plan shall have the following meanings:

(a) “Administrator” shall mean the Treasurer of the Companies, or such other person or persons as the Boards of Trustees of the Companies may from time to time designate, provided that no Eligible Trustee may serve as Administrator.

(b) “Beneficiary” shall mean such person or persons designated pursuant to Section 4.3 hereof to receive benefits after the death of an Eligible Trustee.

(c) “Board of Trustees” shall mean the board of trustees of each Company.

(d) “Change in Control” shall mean a change in the ownership or effective control of a Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined under Section 409A of the Code.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(f) “Compensation” shall mean the retainer and fees payable by one or more of the Companies to an Eligible Trustee for a Deferral Year prior to reduction for Deferrals made under this Plan.

(g) “Deferral” shall mean the amount or amounts of an Eligible Trustee’s Compensation from the Companies deferred under the provisions of Section 3 of this Plan.

(h) “Deferral Account” shall mean the account maintained by the respective Companies to reflect an Eligible Trustee’s Deferrals of Compensation from the Companies made pursuant to Section 3 hereof and any other credits or debits thereto.

(i) “Deferral Election” shall mean the Eligible Trustee’s election to defer his or her Compensation under Plan
Section 3.1(a).

(j) “Deferral Year” shall mean a calendar year, or the period beginning on the effective date of the Plan and ending on the next December 31, during which an Eligible Trustee makes, or is entitled to make, Deferrals under Section 3 hereof.

(k) “Disabled” shall mean (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Eligible Trustee’s employer.

(l) “Eligible Trustee” shall mean a member of the Board of Trustees of any Company who receives Compensation from that Company.

(m) “Hardship and Unforeseeable Emergency” shall mean a severe financial hardship to an Eligible Trustee resulting from a sudden and unexpected illness or accident of the Eligible Trustee, the spouse of an Eligible Trustee or a dependent (within the meaning of Section 152(a) of the Code) of the Eligible Trustee, loss of the Eligible Trustee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances, arising from events beyond the Eligible Trustee’s control. Whether circumstances constitute a Hardship and Unforeseeable Emergency to an Eligible Trustee depends on the facts of each case, as determined by the Company, but in any case does not include a hardship that may be relieved:

(i)	through reimbursement or compensation by insurance or otherwise;

(ii)	by liquidation of the Eligible Trustee’s assets to the extent that liquidation itself would not cause such a severe financial hardship; or

(iii)	by ceasing to defer receipt of any Compensation not yet earned.

The term “Hardship and Unforeseeable Emergency” shall have the same meaning as the term “unforeseeable emergency” as used in regulations issued under Section 409A of the Code, and shall be applied accordingly. The need to send an Eligible Trustee’s child to college and the desire to purchase a home shall not constitute a Hardship and Unforeseeable Emergency.

(n) “1940 Act” shall mean the Investment Company Act of 1940, as amended.

(o) “Separation from Service” with any Company shall mean the date on which an Eligible Trustee ceases to be a member of the Board of Trustees of that Company.

(p) “Valuation Date” shall mean the last business day of each calendar year and any other day upon which any Company makes a valuation of the Deferral Account.

1.2 Headings. The headings and subheadings in this Plan are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

Section 2 Period During Which Deferrals Are Permitted

2.1 Commencement of Deferrals. An Eligible Trustee may elect, on a form provided by, and submitted to, the Administrator, to commence Deferrals under Section 3 hereof for the period beginning on the first day of the calendar year following the year in which such form is submitted to the Administrator (or in the case of an Eligible Trustee first elected to the Board of Trustees during any calendar year, the Deferral Election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Eligible Trustee is elected to the Board).

2.2 Termination of Deferrals. An Eligible Trustee shall not be eligible for Deferrals after the earlier of the following dates:

(a) the date he or she cancels his or her election pursuant to Section 3.3(b);

(b) his or her Separation from Service; or

(c) the effective date of the termination of this Plan.

Section 3 Deferrals

3.1 Deferral Elections.

(a) An Eligible Trustee participating in the Plan may elect to defer receipt of all or 50% of the Compensation (including fees for attending meetings) earned by such Eligible Trustee for serving as a member of the Board, and as a member of any committee (or subcommittee of such committee) of the Board or Boards, of which such Eligible Trustee from time to time may be a member. Reimbursement of expenses of attending meetings of the Board, committees of the Board or subcommittees of such committees may not be deferred.

(b) Deferrals described in Section 3.1(a) above shall be withheld, based upon the percentage amount elected, from each payment of Compensation to which the Eligible Trustee would otherwise have been entitled but for his or her election in
Section 3.1(a).

(c) Each Company shall establish a book entry account (“Deferral Account”) to which will be credited an amount equal to the Eligible Trustee’s Deferrals from that Company under this Plan. Any Compensation from a Company earned by an Eligible Trustee that he or she has elected to defer pursuant to the Plan will be credited to such Eligible Trustee’s Deferral Account with the Company on the date such Compensation otherwise would have been payable to such Eligible Trustee. The Deferral Account shall be debited to reflect any distributions from such Deferral Account. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

3.2 Valuation of Deferral Account.

(a) Except as provided below, amounts credited to an Eligible Trustee’s Deferral Account with any Company shall be treated as though such amounts had been invested and reinvested in shares of one or more of the mutual funds of Investment Trust (which funds shall be listed on an Addendum hereto, as such Addendum may be revised from time to time to reflect the current funds of Investment Trust (the “Eligible Funds”)) designated by the Eligible Trustee in his or her Deferral Election Form or Reallocation Request Form (any Fund so designated is referred to herein as a “Designated Fund”). Each Eligible Trustee shall have the right to select the Designated Fund or Designated Funds in which his or her Deferral Account shall be deemed invested as set forth in this Section 3. Amounts deferred shall initially be treated as though invested in a number of shares of each Designated Fund selected by an Eligible Trustee from time to time, calculated as follows:

(i)	the product of

(x)	the amount of such Deferrals and

(y)	the percentage of such Deferrals to be deemed invested in Class I Shares of the Designated Fund, divided by

(ii)	the Net Asset Value per share of Class I Shares of the Designated Fund as of the date such amount is so credited.

The Net Asset Value per share shall be determined as set forth in the Designated Fund’s registration statement under the 1940 Act, governing instruments and otherwise in accordance with law.

(b) As of the last business day of any calendar quarter, by written election delivered to the Administrator not less than 10 days prior to the end of such quarter, each Eligible Trustee may direct that the balance of Designated Funds in which his or her Deferral Account is deemed invested and/or the allocation of the Deferral among the Designated Funds be changed by signing and filing with the Administrator a Reallocation Request Form in the form attached to this Plan. Any election to change such investment direction shall indicate the percentage of the balance deemed invested in a Designated Fund that shall be deemed to be invested in Class I Shares of another Designated Fund (based on the then current Net Asset Values of the shares of the respective Designated Funds) and/or the percentage of the Deferral allocated among the Designated Funds.

(c) If a Designated Fund shall pay a stock dividend on, or split, combine, reclassify or substitute other securities by merger, consolidation or otherwise for its outstanding shares, the Eligible Trustee’s Deferral Account shall be adjusted as though shares of such Designated Fund were actually held by the Deferral Account in order to preserve rights substantially proportionate to the rights deemed held immediately prior to such event.

(d) On each payment date of dividends or capital gains distributions declared on Class I Shares of any Designated Fund in which an Eligible Trustee’s Deferral Account is deemed invested, the Deferral Account will be credited with book adjustments representing all dividends or capital gains distributions that would have been realized had such account been invested in Class I Shares of such Designated Fund and such dividend or capital gains distribution had been received and reinvested.

(e) The value of a Deferral Account on any Valuation Date shall be the sum of the products of (i) the number of Class I Shares of each Designated Fund deemed to be held in the Deferral Account by the preceding paragraphs, multiplied by (ii) the Net Asset Value per share of Class I Shares of such Designated Fund on the Valuation Date.

(f) Except as provided below, the Eligible Trustee’s Deferral Account shall receive a return in accordance with his or her investment designations, provided such designations conform to the provisions of this Section. If:

(i)	the Eligible Trustee does not furnish the Administrator with a written designation,

(ii)	the written designation from the Eligible Trustee is unclear, or

(iii)	less than all of the Eligible Trustee’s Deferral Account is covered by such written designation,

then the Eligible Trustee’s Deferral Account shall receive no return until such time as the Eligible Trustee shall provide the Administrator with instructions.

3.3 Manner of Electing Deferral.

(a) An Eligible Trustee shall elect to participate in this Plan and defer Compensation from the Companies by completing, signing and filing with the Administrator a Deferral Election Form (the “Election Form”) in the form attached to this Plan. The Election Form shall include:

(i)	the percentage of Compensation from the Companies to be deferred;

(ii)	the number of whole calendar years, commencing in the first year after the Election Form is accepted by the Administrator, during which the receipt of such Compensation is to be deferred, which number of whole years must be greater than two, provided that the period of deferral may not extend beyond the Eligible Trustee’s Separation from Service with such Company;

(iii)	the manner of distribution of such Compensation (i.e., in a lump sum or the number of annual installments);

(iv)	the Designated Fund or Designated Funds in which such Deferrals are to be deemed invested and in what percentages; and

(v)	any beneficiary designated pursuant to Section 4.6 of this Plan.

(b) All Deferral Elections with respect to Compensation from a Company shall remain in effect until canceled or modified, or until the Eligible Trustee’s Separation from Service with such Company. An Eligible Trustee may cancel his or her Deferral Election, or modify the amount of his or her Deferral Election, on a prospective basis by submitting an amended Election Form to the Administrator. Such change will be effective as of the first day of the calendar year following the date such amended Election Form is submitted to the Administrator, except that a cancellation of the Deferral Election with respect to Compensation from the Companies shall be effective for all Compensation for meetings of the Companies held after such notice is received, subject to any delay necessary for administrative processing. An Eligible Trustee who cancels his or her Deferral Election may thereafter make a new Deferral Election as of the first day of any subsequent calendar year pursuant to Section 3.3(a), but all new Deferrals shall be credited to the same Deferral Account, and the time and manner of distribution of the Deferral Account, the manner in which the Deferral Election is deemed invested, and the identity of the Eligible Trustee’s Beneficiary, shall remain the same unless changed for the entire Deferral Account as otherwise provided herein.

3.4 Time of Electing Deferral.

An Eligible Trustee’s Election Form shall be filed with the Administrator no later than ten days before the end of the calendar year preceding the first calendar year for which the Deferral Election is made.

Section 4 Distributions from Deferral Account

4.1 Eligible Trustee’s Election. An Eligible Trustee shall elect at the time of his or her Deferral Election the time at which his or her distribution is to commence and the form of distribution, which may be either:

(a) lump sum; or

(b) annual or quarterly installments over a period of five years, with each installment being equal to the balance in the Deferral Account immediately prior to payment of the installment divided by the number of installments remaining to be paid (including the installment the amount of which is being determined).

Such distributions shall commence within 90 days subsequent to the Valuation Date of the last year of the deferral period elected by the Eligible Trustee above.

(c) If an Eligible Trustee fails to designate the manner of distribution to apply to his or her Deferral Account with any Company, such Deferral Account with such Company shall be distributed in a lump sum upon the Eligible Trustee’s Separation from Service with such Company.

4.2 Acceleration of Distribution. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of a Company or the distribution of all or substantially all of a Company’s assets and property to its shareholders, all unpaid amounts in the Deferral Accounts maintained by such Company as of the effective date thereof shall be paid in lump sums to the Eligible Trustees on the effective date of such liquidation, dissolution, winding up or distribution. For purposes of this Section 4.2, the Valuation Date will be the effective date of the liquidation, dissolution, winding up or distribution.

4.3 Death Prior to Complete Distribution of Deferral Account. If an Eligible Trustee dies prior to the commencement of the distribution of the amounts credited to his or her Deferral Account, the balance of such Deferral Account shall be distributed to his or her Beneficiary in a lump sum as soon as practicable after the Eligible Trustee’s death. If an Eligible Trustee dies after the commencement of such distributions, but prior to the complete distribution of his or her Deferral Account, the balance of the amounts credited to his or her Deferral Account shall be distributed to his or her Beneficiary over the remaining period during which such amounts were distributable to the Eligible Trustee under Section 4.1 hereof. Notwithstanding the above, the Board of Trustees of a Company, in its sole discretion, may accelerate the distribution of the Deferral Account with that Company.

4.4 Hardship and Unforeseeable Emergency. An Eligible Trustee may request at any time a withdrawal of part or all of the amount then credited to his or her Deferral Account on account of Hardship and Unforeseeable Emergency by submitting a written request to the Administrator accompanied by evidence that his or her financial condition constitutes a Hardship and Unforeseeable Emergency. The Administrator shall review the Eligible Trustee’s request and determine the extent, if any, to which such request is justified. Any such withdrawal shall be limited to an amount necessary to meet the Hardship and Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, but not more than the amount of the Eligible Trustee’s Deferral Account.

4.5 Disability. If an Eligible Trustee becomes Disabled prior to the commencement of the distribution of the amounts credited to his Deferral Account, the balance of such Account shall be distributed to him or his legal representative in a lump sum as soon as practicable after the date of disability. If an Eligible Trustee becomes Disabled after the commencement of such distributions, but prior to the complete distribution of his Deferral Account, the balance of the amounts credited to his Deferral Account shall be distributed to him or his legal representative over the remaining period during which such amounts were distributable to the Eligible Trustee under Section 4.1 hereof. Notwithstanding the above, the Board of Trustees, in its sole discretion, may accelerate the distribution of the Deferral Account.

4.6 Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control of a Company or of a Company’s investment adviser, the Board of that Company, in its sole discretion but in accordance with and subject to Section 409A of the Code, may accelerate the distribution of all amounts credited to the Deferral Accounts of the Eligible Trustees of that Company.

4.7 Designation of Beneficiary. For the purposes of Section 4.3 hereof, the Eligible Trustee’s Beneficiary shall be the person or persons so designated by the Eligible Trustee in a written instrument submitted to the Administrator. An Eligible Trustee may designate multiple or alternative Beneficiaries, and may change his or her Beneficiary at any time without the consent of any prior Beneficiary; provided that no change of a Beneficiary shall be effective unless and until actually received, in proper form, by the Administrator during the Eligible Participant’s life. The Administrator’s determination of the person eligible to receive the Deferral Account of a deceased Eligible Trustee, if made in good faith, shall be final and binding on all parties. If an Eligible Trustee fails to properly designate a Beneficiary or if his or her Beneficiary predeceases him or her, his or her beneficiary shall be his or her surviving spouse or, if none, his or her estate.

Section 5 Amendments and Termination

5.1 Amendments. The Companies reserve the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Plan, including the Designated Funds, by action of their respective Boards of Trustees, except that no amendment shall reduce the balance in any Eligible Trustee’s Deferral Account, or (unless necessary to comply with the 1940 Act or other applicable law) significantly delay the time at which such balance is payable without the consent of the Eligible Trustee affected.

5.2 Termination. Any Company may terminate this Plan with respect to such Company at any time by action of its Board of Trustees, and the Eligible Trustees’ Deferral Accounts with such Company shall become payable as of the Valuation Date next following the effective date of the termination of this Plan.

Section 6 Miscellaneous

6.1 Rights of Creditors.

(a) This Plan is intended to be unfunded. Neither an Eligible Trustee nor any other person shall have any interest in any specific asset or assets of a Designated Fund by reason of any Deferral Account hereunder, nor any rights to receive distribution of his or her Deferral Account except and to the extent expressly provided hereunder. A Designated Fund shall not be required to purchase, hold or dispose of any investments pursuant to this Plan; however, if in order to cover its obligations hereunder a Designated Fund elects to purchase any investments, the same shall continue for all purposes to be a part of the general assets and property of that Designated Fund subject to the claims of its general creditors and no person other than the Designated Fund shall by virtue of the provisions of this Plan have any interest in such assets other than an interest as a general creditor of the Designated Fund.

(b) The rights of an Eligible Trustee and the Beneficiaries to the amounts held in the Deferral Account are unsecured and such amounts shall be subject to the claims of the creditors of a Designated Fund. With respect to the payment of amounts held under the Deferral Account, the Eligible Trustee and his or her Beneficiaries have the status of unsecured creditors of that Designated Fund. This Plan is executed on behalf of each Company by an officer of the Company as such and not individually. Any obligation of a Company or a Designated Fund hereunder shall be an unsecured obligation of that Company or that Designated Fund and not of any other person.

6.2 Agents. Each Company may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform its duties under this Plan. The Companies shall bear the cost of such services and all other expenses they incur in connection with the administration of this Plan.

6.3 Incapacity. If any Company shall receive evidence satisfactory to it that an Eligible Trustee or any Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Eligible Trustee or Beneficiary and that no guardian, committee or other representative of the estate of the Eligible Trustee or Beneficiary shall have been duly appointed, that Company may make payment of such benefit otherwise payable to the Eligible Trustee or Beneficiary to such other person or institution, including a custodian under a Uniform Transfers to Minors Act or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

6.4 Statement of Deferral Account. Each Company will furnish each Eligible Trustee with a statement setting forth the value of such Eligible Trustee’s Deferral Account with that Company as of the end of each calendar year and all credits to and payments from such Deferral Account during such year. Such statements will be furnished promptly after the end of each calendar year.

6.5 Governing Law. This Plan shall be governed by the laws of the Commonwealth of Massachusetts.

6.6 Non-guarantee of Trusteeship. Nothing contained in this Plan shall be construed as a contract or guarantee of the right of an Eligible Trustee to be, or remain as, a trustee of any Company or to receive any, or any particular rate of, Compensation.

6.7 Counsel. Any Company may consult with legal counsel with respect to the meaning or construction of this Plan, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

6.8 Interests Not Transferable. An Eligible Trustee’s and Beneficiaries’ interests in a Deferral Account may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall be deemed null and void; no Company shall recognize the rights of any party under this Plan except those of the Eligible Trustee or his or her Beneficiary; provided that this Section 6.8 shall not preclude any Company from offsetting any amount payable to an Eligible Trustee hereunder by any amount owed by such Eligible Trustee to that Company.

6.9 Entire Agreement. This Plan contains the entire understanding between each Company and the Eligible Trustees with respect to the payment of non-qualified deferred Compensation by that Company to its Eligible Trustees.

6.10 Interpretation of Plan. Interpretations of, and determinations related to, this Plan made by the Companies in good faith, including any determinations of the amounts of the Deferral Account, shall be conclusive and binding upon all parties; and no Company shall incur any liability to an Eligible Trustee for any such interpretation or determination so made or for any other action taken by it in connection with this Plan in good faith.

6.11 Successors and Assigns. This Plan shall be binding upon, and shall inure to the benefit of, each Company and its successors and assigns and to the Eligible Trustees and their heirs, executors, administrators and personal representatives.

6.12 Severability. In the event any one or more provisions of this Plan are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

IN WITNESS WHEREOF, each Company has caused this amended and restated Plan to be executed by one of its duly authorized officers, this 25th day of September, 2014.

CALAMOS INVESTMENT TRUST		CALAMOS ADVISORS TRUST

By:	/s/ J. Christopher Jackson	By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson	Name:	J. Christopher Jackson
Title:	Secretary	Title:	Secretary

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND		CALAMOS CONVERTIBLE AND HIGH INCOME FUND

By:	/s/ J. Christopher Jackson	By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson	Name:	J. Christopher Jackson
Title:	Secretary	Title:	Secretary

CALAMOS STRATEGIC TOTAL RETURN FUND		CALAMOS GLOBAL TOTAL RETURN FUND

By:	/s/ J. Christopher Jackson	By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson	Name:	J. Christopher Jackson
Title:	Secretary	Title:	Secretary

CALAMOS GLOBAL DYNAMIC INCOME FUND		CALMOS DYNAMIC CONVERTIBLE AND INCOME FUND

By:	/s/ J. Christopher Jackson	By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson	Name:	J. Christopher Jackson
Title:	Secretary	Title:	Secretary

ADDENDUM

Eligible Funds

(each a series of Calamos Investment Trust)

Calamos Convertible Fund

Calamos Focus Growth Fund

Calamos Growth and Income Fund

Calamos High Income Fund

Calamos Market Neutral Income Fund

Calamos Growth Fund

Calamos Global Growth and Income Fund

Calamos Opportunistic Value Fund

Calamos International Growth Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Discovery Growth Fund

Calamos Long/Short Fund

Calamos Dividend Growth Fund

Calamos Mid Cap Growth Fund

Calamos Emerging Market Equity Fund

CALAMOS FAMILY OF FUNDS

DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

DEFERRAL ELECTION FORM

Under the Calamos Family of Funds Deferred Compensation Plan for Eligible Trustees (the “Plan”), I hereby make the following elections:

I.	Deferral of Compensation

Starting with the first calendar year for which this Deferral Election is made and for each year thereafter (unless subsequently amended by completion of a new Election Form), you may elect 50% or 100% of your Compensation from the Companies to be credited to your Deferral Account with each Company under the Plan. Each Deferral Account shall be further credited with a return on the Deferral Account balance as provided under the Plan.

I hereby elect that the following percentage of my Compensation from each Company be deferred under the Plan:

(Choose one)

                ÿ             50%            ÿ            100%

II.	Election of Deferral Period

You are required under the Plan to elect one of the following:

I hereby make the following elections regarding my Deferrals under the Plan:

(Choose one)

☐	The Compensation that I elect to defer under the Plan is to be deferred for ___ whole calendar years (must be more than two years) commencing in the first year after this Deferral Election Form is accepted by the Administrator, but not beyond my Separation from Service; or

☐	The Compensation from a Company that I elect to defer under the Plan is to be deferred until my Separation from Service with that Company.

III.	Deferral Election

I hereby elect that the return on Compensation hereafter credited to my Deferral Account with each Company under the Plan be computed as if such Compensation were invested in the following Funds in the following percentages:

Name of Fund	Percentage Allocated to the Fund
Calamos Convertible Fund	%
Calamos Focus Growth Fund
Calamos Growth and Income Fund
Calamos High Income Fund
Calamos Market Neutral Income Fund
Calamos Growth Fund
Calamos Global Growth and Income Fund
Calamos Opportunistic Value Fund
Calamos International Growth Fund
Calamos Global Equity Fund
Calamos Total Return Bond Fund
Calamos Evolving World Growth Fund
Calamos Discovery Growth Fund
Calamos Long/Short Fund
Calamos Dividend Growth Fund
Calamos Mid Cap Growth Fund
Calamos Emerging Market Equity Fund
Total	100%

I realize that the designation included on this Form shall be effective until I have filed a new Deferral Election Form with the Administrator, which shall not become effective until the last business day of the calendar year in which it was submitted to the Administrator, or until I have filed a new Reallocation Request Form with the Administrator, which shall not become effective until the last business day of the calendar quarter in which it was submitted to the Administrator.

If (a) I make no written designation, (b) the written designation is unclear or (c) less than 100% of my Deferral Account is covered by this election, then my Deferral Account shall not be credited with any returns until I provide the Administrator with appropriate instructions. This form must be delivered to the Administrator at least ten days before the end of the calendar year in order to be effective the following calendar year.

IV.	Form of Distribution

You are required to elect one of the following forms of distribution:.

My distributions from the Plan are to be in the form of:

        (Choose one)

☐	A lump sum; or

☐	Equal annual installments over five years; or

☐	Equal quarterly installments over five years.

I understand that the amounts held in the Deferral Account with a Company shall remain the general assets of the Company and that, with respect to the payment of such amounts, I am merely a general unsecured creditor of the Company. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Account.

I hereby agree that the terms of the Plan are incorporated herein and are made a part hereof.

V.	Beneficiary Designation

I hereby make the following Beneficiary designations:

Primary Beneficiary. I hereby designate the following as my primary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my Deferral Account with each Company under the Plan. In the event I am survived by more than one primary Beneficiary, such primary Beneficiaries shall share equally in the distribution of such Deferral Account unless I indicate otherwise on an attachment to this form:

Name	(Relationship)

Address

City State	Zip SSN

Name	(Relationship)

Address

City State	Zip SSN

Please include an attachment to this form if you wish to select additional primary Beneficiaries or to allocate unequally among them.

Secondary Beneficiary. In the event I am not survived by any primary Beneficiary, I hereby designate the following as secondary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my Deferral Account under the Plan. In the event I am survived by more than one secondary Beneficiary, such secondary Beneficiaries shall share equally in the distribution of my Deferral Account with each Company unless I indicate otherwise on an attachment to this form:

Name	(Relationship)

Address

City State	Zip SSN

Name	(Relationship)

Address

City State	Zip SSN

Please include an attachment to this form if you wish to select additional secondary Beneficiaries or to allocate unequally among them.

I understand that if I am not survived by any primary or secondary Beneficiary, my Beneficiary shall be as set forth under the Plan.

VI.	Decline Participation

☐	I do not wish to participate in the Plan at this time.

Accepted by Administrator:
Signature of Trustee

Administrator	Printed Name

Date	Date

CALAMOS FAMILY OF FUNDS

DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

REALLOCATION REQUEST FORM

I.	Reallocation of Balances

Under the Calamos Family of Funds Deferred Compensation Plan for Eligible Trustees (the “Plan”), I hereby direct that, as of the end of the calendar quarter in which this direction becomes effective, the balance in my Deferral Account with each Company deemed invested in shares of each of the following Designated Funds shall be reallocated as follows:

Name of Fund	Percentage to Be Allocated
Calamos Convertible Fund	%
Calamos Focus Growth Fund
Calamos Growth and Income Fund
Calamos High Income Fund
Calamos Market Neutral Income Fund
Calamos Growth Fund
Calamos Global Growth and Income Fund
Calamos Opportunistic Value Fund
Calamos International Growth Fund
Calamos Global Equity Fund
Calamos Total Return Bond Fund
Calamos Evolving World Growth Fund
Calamos Discovery Growth Fund
Calamos Long/Short Fund
Calamos Dividend Growth Fund
Calamos Mid Cap Growth Fund
Calamos Emerging Market Equity Fund
Total	100%

II.	Reallocation of Deferral

Under the Plan, I hereby direct that, as of the end of the calendar quarter in which this direction becomes effective, the allocation of my Deferral with each Company deemed invested in shares of each of the following Designated Funds shall be set forth as follows:

Name of Fund	Percentage to Be Allocated
Calamos Convertible Fund	%
Calamos Focus Growth Fund
Calamos Growth and Income Fund
Calamos High Income Fund
Calamos Market Neutral Income Fund
Calamos Growth Fund
Calamos Global Growth and Income Fund
Calamos Opportunistic Value Fund
Calamos International Growth Fund
Calamos Global Equity Fund
Calamos Total Return Bond Fund
Calamos Evolving World Growth Fund
Calamos Discovery Growth Fund
Calamos Long/Short Fund
Calamos Dividend Growth Fund
Calamos Mid Cap Growth Fund
Calamos Emerging Market Equity Fund
Total	100%

This form must be delivered to the Administrator at least 10 days before the end of the calendar quarter as of which the reallocation is to be made.

Accepted by Administrator:
Signature of Trustee

Administrator	Printed Name

Date	Date

CALAMOS FAMILY OF FUNDS

DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

CHANGE OF BENEFICIARY DESIGNATION FORM

Under the Calamos Family of Funds Deferred Compensation Plan for Eligible Trustees (the “Plan”), I hereby make the following changes to my beneficiary designations:

Primary Beneficiary. I hereby designate the following as my primary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my Deferral Account with each Company under the Plan. In the event I am survived by more than one primary Beneficiary, such primary Beneficiaries shall share equally in the distribution of such Deferral Account unless I indicate otherwise on an attachment to this form:

Name	(Relationship)

Address

City State	Zip SSN

Name	(Relationship)

Address

City State	Zip SSN

Please include an attachment to this form if you wish to select additional primary Beneficiaries or to allocate unequally among them.

Secondary Beneficiary. In the event I am not survived by any primary Beneficiary, I hereby designate the following as secondary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my Deferral Account with each Company under the Plan. In the event I am survived by more than one secondary Beneficiary, such secondary Beneficiaries shall share equally in the distribution of such Deferral Account unless I indicate otherwise on an attachment to this form:

Name	(Relationship)

Address

/
City State	Zip SSN

Name	(Relationship)

Address

/
City State	Zip SSN

Please include an attachment to this form if you wish to select additional secondary Beneficiaries or to allocate unequally among them.

I understand that if I am not survived by any primary or secondary Beneficiary, my Beneficiary shall be as set forth under the Plan.

Accepted by Administrator:
Signature of Trustee

Administrator	Printed Name

Date	Date

CALAMOS FAMILY OF FUNDS

DEFERRED COMPENSATION PLAN FOR ELIGIBLE TRUSTEES

EMERGENCY WITHDRAWAL FORM

Under the Calamos Family of Funds Deferred Compensation Plan for Eligible Trustees (the “Plan”), you may request at any time a Hardship and Unforeseeable Emergency withdrawal (an “Emergency Withdrawal”) of part or all of the amount then credited to your Deferral Accounts with the Companies. The amount of the Emergency Withdrawal shall be limited to the amount necessary to meet the emergency.

I request an Emergency Withdrawal of $                     for the following reason:

☐	My own, my spouse’s or a dependent’s sudden and unexpected illness.

☐	The loss of my property due to casualty.

☐	Other (explain):

In addition, I certify that the emergency may not be relieved through (a) reimbursement or compensation by insurance or otherwise, (b) liquidation of my assets to the extent that liquidation itself would not cause an emergency, or (c) ceasing to defer receipt of any Compensation that I have not yet earned. In addition, I realize that the Administrator may require additional information from me before deciding whether to grant this request for an Emergency Withdrawal.

Approved: Denied:
Signature of Trustee

Administrator	Printed Name

Date	Date